     As filed with the Securities and Exchange Commission on May ___, 2000
                          Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            NETWORK SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      52-1146119
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


         505 HUNTMAR PARK DRIVE
           HERNDON, VIRGINIA                              20170-5139
(Address of principal executive offices)                  (Zip Code)

                      NETWORK SOLUTIONS, INC. 1996 STOCK INCENTIVE PLAN
                  (AMENDED AND RESTATED EFFECTIVE JULY 7, 1997)
                              (Full title of plan)

(Name, address and telephone
number of agent for service)                            (Copy to:)
       JAMES P. RUTT                                 JONATHAN W. EMERY
  NETWORK SOLUTIONS, INC.                         NETWORK SOLUTIONS, INC.
   505 HUNTMAR PARK DRIVE                         505 HUNTMAR PARK DRIVE
HERNDON, VIRGINIA 20170-5139                   HERNDON, VIRGINIA 20170-5139
       (703) 742-0400                                 (703) 742-0400

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                  PROPOSED        PROPOSED
                                                   MAXIMUM         MAXIMUM
                                   AMOUNT         OFFERING        AGGREGATE       AMOUNT OF
  TITLE OF SECURITIES TO BE         TO BE         PRICE PER       OFFERING      REGISTRATION
          REGISTERED             REGISTERED        UNIT(2)        PRICE(2)         FEE (2)
-----------------------------------------------------------------------------------------------
Common Stock, par value         4,677,917(1)      $125.875      $588,832,802      $155,452
$0.001 per share
===============================================================================================

 (1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Act"), this amount covers 677,917 shares of the Registrant's Common Stock which became issuable pursuant to an evergreen provision under the Network Solutions, Inc. 1996 Stock Incentive Plan and also covers 4,000,000 shares of the Registrant's Common Stock which shall be reserved for Awards granted under the 1996 Stock Incentive Plan to Key Employees who are not officers or directors within the meaning of the National Association of Securities Dealers (NASD) Marketplace Rule 4310(c)(25)(H). This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Network Solutions, Inc. 1996 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Network Solutions, Inc. Common Stock reported on the Nasdaq National Market on May 22, 2000.

      INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTIONS E TO FORM S-8

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of Network Solutions, Inc. (the "Registrant") on Form S-8 relating to the same employee benefit plan are effective.

                           INCORPORATION BY REFERENCE

        Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements filed on Forms S-8 by the Registrant on February 9, 1998 (file number 333-45873) and October 28, 1999 (file number 333-89859), with respect to securities offered pursuant to the Plan are incorporated herein by reference.

        In addition, the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed on March 30, 2000), and Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1999 (filed on May 17, 1999), June 30, 1999 (filed on August 16, 1999) and September 30, 1999 (filed on November 15, 1999);

        (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

        (c) The description of Common Stock of the Registrant contained on Form 8-A (File No. 000-22967), filed with the Commission on August 8, 1997 and Form 8-A/A (File No. 000-22967), filed with the Commission on June 16, 1999, including the description of Registrant's Common Stock stated therein.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                 DESCRIPTION
------                 -----------
4.1                    Network Solutions, Inc. 1996 Stock Incentive Plan (Amended and
                       Restated Effective July 7, 1997) (incorporated by reference to
                       Exhibit 10.4 of Registrant's Registration Statement on Form
                       S-1, No. 333-30705)

4.2                    Amendment to the Network Solutions, Inc. 1996 Stock Incentive
                       Plan

4.3                    Network Solutions, Inc. 1996 Stock Incentive Plan Form of
                       Nonstatutory Stock Option Agreement (incorporated by reference to Exhibit 10.4 of Registrant's Registration Statement on Form
                       S-1, No. 333-30705)

4.4                    Network Solutions, Inc. 1996 Stock Incentive Plan Form of
                       Incentive Stock Option Agreement (incorporated by reference to
                       Exhibit 10.4 to Registrant's Registration Statement on Form
                       S-1, No. 333-30705)

5.0 Opinion of Piper Marbury Rudnick & Wolfe LLP, as to the legality of the securities being offered

23.1                   Consent of Piper Marbury Rudnick & Wolfe LLP (included in the opinion filed as Exhibit 5.0 to this Registration Statement)

23.2                   Consent of PricewaterhouseCoopers LLP

24.0                   Power of Attorney (included on Signature Page)

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on the 22nd day of May, 2000.


                                            NETWORK SOLUTIONS, INC.


                                            By:   /s/ James P. Rutt
                                               ---------------------------------
                                                 James P. Rutt
                                                 Chief Executive Officer



                               POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Rutt and Jonathan W. Emery, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                        Title                                Date
---------                                        -----                                ----
/s/ James P. Rutt
-----------------
James P. Rutt                        Chief Executive Officer and Director         May 22, 2000
                                     (principal executive officer)

/s/ Michael A. Daniels
----------------------
Michael A. Daniels                       Chairman of the Board                    May 22, 2000


/s/Robert J. Korzeniewski
-------------------------
Robert J. Korzeniewski                   Chief Financial Officer                  May 22, 2000
                                     (principal financial officer)

/s/ Michael G. Voslow
---------------------
Michael G. Voslow                Vice President, Finance and Treasurer            May 22, 2000
                                     (principal accounting officer)

/s/ Alan E. Baratz
------------------
Alan E. Baratz                                  Director                          May 22, 2000

/s/ J. Robert Beyster
---------------------
J. Robert Beyster                               Director                          May 22, 2000

/s/ Craig I. Fields
-------------------
Craig I. Fields                                 Director                          May 22, 2000

/s/ J. Dennis Heipt
-------------------
J. Dennis Heipt                                 Director                          May 22, 2000

/s/ Stratton D. Sclavos
-----------------------
Stratton D. Sclavos                             Director                          May 22, 2000

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                 DESCRIPTION                                                          PAGE
------                 -----------                                                          ----
4.1                    Network Solutions, Inc. 1996 Stock Incentive Plan (Amended and
                       Restated Effective July 7, 1997) (incorporated by reference to
                       Exhibit 10.4 of Registrant's Registration Statement on Form
                       S-1, No. 333-30705)                                                  N/A

4.2                    Amendment to the Network Solutions, Inc. 1996 Stock Incentive
                       Plan                                                                  8

4.3                    Network Solutions, Inc. 1996 Stock Incentive Plan Form of
                       Nonstatutory Stock Option Agreement (incorporated by reference to Exhibit 10.4 of Registrant's Registration Statement on Form
                       S-1, No. 333-30705)                                                  N/A

4.4                    Network Solutions, Inc. 1996 Stock Incentive Plan Form of
                       Incentive Stock Option Agreement (incorporated by reference to
                       Exhibit 10.4 to Registrant's Registration Statement on Form
                       S-1, No. 333-30705)                                                  N/A

5.0                    Opinion of Piper Marbury Rudnick & Wolfe LLP, as to the
                       legality of the securities being offered                              9

23.1                   Consent of Piper Marbury Rudnick & Wolfe LLP (included in the
                       opinion filed as Exhibit 5.0 to this Registration Statement)          9

23.2                   Consent of PricewaterhouseCoopers LLP                                 10

24.0                   Power of Attorney (included on Signature Page)                        5
